UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

Exact name of registrant as specified in its charter
Commission	and principal office address and telephone	State of	I.R.S. Employer
File Number	number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report:  None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

On December 9, 2004, WGL Holdings, Inc. (WGL Holdings or the Company) sent a notice to the directors and executive officers of WGL Holdings and Washington Gas Light Company notifying them of a blackout with respect to the Washington Gas Light Company 401(k) plans. The blackout period will begin at 3:00 p.m. Eastern time on January 11, 2005, and will end during the week of January 24, 2005. The Company provided this notice in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, the blackout trading restriction rules. The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, on December 9, 2004. During the blackout period and for two years after the end of the blackout period, security holders and other interested persons may obtain, without charge, information regarding the actual beginning and ending dates of the blackout period by calling the Company’s Information Line at 1-800-531-008 (ext. 74150).

A copy of the notice of the blackout period to directors and executive officers of WGL Holdings and Washington Gas Light Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     99.1     Notice of Blackout Period to Directors and Executive Officers of WGL Holdings, Inc. and Washington Gas Light Company dated December 9, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: December 10, 2004	/s/ Mark P. O’ Flynn
Mark P. O’Flynn
Controller
(Principal Accounting Officer)